Exhibit 99.1

FTC Grants Early Termination of Hart-Scott-Rodino Act Waiting Period for Merger Transaction between Kroger and Harris Teeter

CINCINNATI, OH and MATTHEWS, NC — January 17, 2014 — The Kroger Co. (NYSE: KR) (“Kroger”) and Harris Teeter Supermarkets, Inc. (NYSE: HTSI) (“Harris Teeter”) announced that the Federal Trade Commission today granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) with respect to the pending merger transaction between the two companies.

The early termination of the HSR waiting period satisfies one of the conditions to the closing of the pending merger, which remains subject to other customary closing conditions.  Both companies expect the transaction to be completed before the end of January.

On July 9, 2013, Kroger and Harris Teeter announced a definitive merger agreement, which was approved by the Boards of Directors of both companies. On October 3, 2013, Harris Teeter shareholders overwhelmingly approved of the merger agreement. At the closing of the merger, Harris Teeter shareholders will receive $49.38 in cash for each share of Harris Teeter common stock they own.

About Kroger

Kroger, one of the world’s largest retailers, employs 343,000 associates who serve customers in 2,414 supermarkets and multi-department stores in 31 states under two dozen local banner names including Kroger, City Market, Dillons, Jay C, Food 4 Less, Fred Meyer, Fry’s, King Soopers, QFC, Ralphs and Smith’s. The company also operates 786 convenience stores, 327 fine jewelry stores, 1,218 supermarket fuel centers and 37 food processing plants in the U.S. Recognized by Forbes as the most generous company in America, Kroger supports hunger relief, breast cancer awareness, the military and their families, and more than 30,000 schools and grassroots organizations. Kroger contributes food and funds equal to 200 million meals a year through more than 80 Feeding America food bank partners. A leader in supplier diversity, Kroger is a proud member of the Billion Dollar Roundtable and the U.S. Hispanic Chamber’s Million Dollar Club.

About Harris Teeter

Harris Teeter, with headquarters in Matthews, N.C., reported fiscal 2013 sales of $4.71 billion. The regional grocery chain employs approximately 26,000 associates and operates stores in North Carolina, South Carolina, Virginia, Georgia, Tennessee, Maryland, Delaware, Florida and the District of Columbia.

Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to the expected timing for closing of the merger. These forward-looking statements are based on Harris Teeter’s and Kroger’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and timing of certain events to differ materially from the information in the forward-looking statements. The following factors, among others, could cause actual results to differ from such statements: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed merger agreement; the risk that a closing condition to the proposed merger may not be satisfied; and other economic, business, competitive, and regulatory factors affecting the businesses of Harris Teeter and Kroger generally, including those set forth in the filings of Harris Teeter and Kroger with the Securities and Exchange Commission (“SEC”). Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. Harris Teeter and Kroger assume no obligation to publicly update or supplement any forward-looking statement to reflect changes in assumptions or changes in other factors affecting these forward-looking statements, except as required by law.

Media Contacts:

Kroger, Keith Dailey, 513 762-1304; Harris Teeter, John B. Woodlief, 704 844-3100

Investor Contacts:

Kroger, Cindy Holmes, 513 762-4969; Harris Teeter, John B. Woodlief, 704 844-3100